Exhibit 99.2

通商律师事务所

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel:(8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837

Website: www.tongshang.com

August 30, 2017

RYB Education, Inc.

4/F, No. 29 Building, Fangguuan Section 1, Fangzhuang

Fengtai District, Beijing 100078

People’s Republic of China

Dear Sirs:

We are qualified lawyers of the People’s Republic of China (the “PRC” which, for the purposes of this opinion, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and are qualified to issue an opinion on the laws and regulations of the PRC.

We have acted as the PRC counsel to RYB Education, Inc. (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the initial public offering (the “Offering”) by the Company of American Depositary Shares (“ADSs”), representing Class A ordinary shares, par value US$0.001 per share, of the Company, (ii) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, on August 30, 2017, and (iii) the Company’s proposed listing of the ADSs on the New York Stock Exchange.

In so acting, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by governmental authorities in the PRC and officers of the Company and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents with respect to the documents submitted to us as copies. We have also assumed that the documents as they were presented to us up to the date of this legal opinion have not been revoked, amended, varied or supplemented. We have further assumed the accuracy and completeness of all factual statements in the documents. Where important facts were not independently established to us, we have relied upon certificates issued by governmental agents and representatives of the Company with proper authority and upon representations, made in or pursuant to the documents.

The following terms as used in this opinion are defined as follows:

“Beijing RYB” means Beijing RYB Children Education Technology Development Limited (北京红黄蓝儿童教育科技发展有限公司), a company incorporated under the PRC laws.

“Chinese Entities” means all of the WFOE, PRC Companies and the PRC RYB kindergartens.

“Governmental Agencies” means any national, provincial or local governmental agency or body or any other regulator in the PRC.

“Governmental Authorizations” means licenses, consents, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances, annual inspections, waivers, qualifications, certificates and permits from, and the reports to and filings with, PRC Government Agencies.

“PRC Laws” means all officially published and publically available laws, statutes, regulations, orders, decrees, guidelines, notices, circulars, and subordinate legislations of the PRC currently in effect as of the date of this opinion;

“PRC Companies” means WFOE, Beijing RYB and its subsidiaries in the PRC as collectively listed in Appendix I, and each a “PRC Company”;

“PRC RYB kindergartens” means all kindergartens directly operated by Beijing RYB or its subsidiaries as listed in Appendix II, and each a “PRC RYB kindergarten”.

“Prospectuses” means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement; and

“VIE Agreements” means the agreements described under the caption “Contractual Arrangements with Beijing RYB” in the section Corporate History and Structure” in the Prospectuses.

“WFOE” means Beijing RYB Technology Development Limited (北京红黄蓝科技发展有限公司), the Company’s wholly-owned subsidiary incorporated under the PRC Laws.

Based on the foregoing, we are of the opinion that:

1.    Each of the PRC Companies has been duly incorporated and is validly existing as a company with limited liability and has full legal person status under the

PRC Laws. The registered capital of each PRC Company has been paid in accordance with the relevant PRC Laws, Governmental Authorizations and its respective articles of association. Except for the pledges and options on the equity interests of Beijing RYB as expressly provided in the VIE Agreements, and except for the statutory veto right and/or right of first refusal that the other shareholder(s) (if any) of such PRC Companies may have in respect of any transfer or other or disposal of equity interests by any shareholder of such PRC Companies as provided under the PRC Laws, to the best of our knowledge after due inquiry, the entire equity interest of each PRC Company is free and clear of all liens, pledges, restrictions on voting or transfer or claims. The articles of association of each of the PRC Companies comply with the requirements of applicable PRC Laws and are in full force and effect.

2.    Each of the PRC RYB kindergartens has been duly established and is validly existing as a private school with limited liability, with full legal person status under the PRC Laws, except as disclosed in the Prospectus under the caption “Risk Factors”, which would not have a material adverse effect. All of the investment interests in each of the PRC RYB kindergartens is owned directly or indirectly by Beijing RYB and its subsidiaries or other minority-interest sponsors (as the case maybe), and except for the VIE Agreements and entrusted investment agreement (as the case maybe), such interests are each free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, or any third party right and was not issued in violation of preemptive or similar rights. Except as disclosed in the Prospectus, the articles of association, business license and other constitutive or organization documents of each of the PRC RYB kindergartens comply with the requirements of applicable PRC Laws and are in full force and effect.

3.    To the best of our knowledge after due inquiry, except as expressly provided in the VIE Agreements, there are no outstanding rights, warrants or options to acquire, nor instruments convertible into or exchangeable for, any equity interest in any PRC Company.

4.    Except as disclosed in the Prospectus under the caption “Risk Factors”, the ownership structure of the Chinese Entities as set forth in the Prospectuses complies with all existing PRC Laws in all material respects.

5.    Except for Ma Jing, all the other individual shareholders of Beijing RYB have entered into the VIE Agreements. The fact that not all the individual shareholders have entered into the VIE Agreements does not have a material adverse effect on the validity and the legality of VIE structure. WFOE and Beijing RYB and, to the best of our knowledge after due inquiry, each individual shareholder of Beijing RYB except for Ma Jing, has full power, authority and legal right to enter into, assume, deliver and perform their respective obligations under each of the VIE Agreements to which he or she is a party, and, such VIE Agreements constitute valid, legal and binding obligations against each of them in accordance with the terms of each of the VIE Agreements. The execution, delivery and performance of the VIE Agreements will not result in any violation of any requirement under any PRC Laws.

6.    To the best of our knowledge after due inquiry, there are no PRC legal or governmental proceedings pending or threatened to which any of the Chinese Entities is a party or to which any of the properties of any of the Chinese Entities is subject or any statutes, regulations, contracts or other documents which would individually or in the aggregate have a material adverse effect.

7.    All dividends and other distributions declared and payable on the equity interests of any of the PRC Companies, in accordance with the PRC Laws can be freely payable in Renminbi under the PRC Laws, and in the case of the WFOE, may be converted into foreign currency and freely transferred out of the PRC subject to certain procedures, as disclosed in the Prospectuses.

8.    Under the PRC Laws, none of the Chinese Entities, or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, setoff or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

9.    On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006, as amended on June 22, 2009. The M&A Rules require, among other things, offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. Based on our understanding of current PRC Laws, we are of the opinion that CSRC approval is not required in the context of the Offering and the Company’s proposed listing of the ADSs on the New York Stock Exchange.

10.  The statements set forth in the Prospectuses under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Corporate History and Structure,” “Related Party Transactions,” “Business,” “Regulation”, “Enforcement of Civil Liabilities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Taxation”, insofar as such statements constitute summaries of the PRC legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the PRC Laws, fairly present the information and summarize in all material respects the matters referred to therein; and such statements do not contain an untrue statement of a material fact, and do not omit to state any material fact necessary to make the statements, in light of the circumstances under which they are made, not misleading; and we hereby consent to the use of our name thereunder.

This opinion relates to the PRC Laws in effect on the date hereof and there is no assurance that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

This opinion is rendered only with respect to the PRC Laws and we have made no investigations in any other jurisdiction and no opinion is expressed or implied as to the laws of any other jurisdiction.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement. In giving such consent, we do not admit that we fail within the category of the person whose consent is required under the Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

/s/Commerce & Finance Law Offices
Commerce & Finance Law Offices

Appendix I

PRC Companies

No.	PRC Companies
1.	Beijing RYB Children Education Technology Development Co., Ltd. 北京红黄蓝儿童教育科技发展有限公司
2.	Beijing RYB Children Education Technology Development Co., Ltd. Fengtai Branch 北京红黄蓝儿童教育科技发展有限公司丰台分公司
3.	Beijing RYB Children Education Technology Development Co., Ltd. Shangdi Branch 北京红黄蓝儿童教育科技发展有限公司上地分公司
4.	Beijing RYB Children Education Technology Development Co., Ltd. Changping Information Consulting Branch 北京红黄蓝儿童教育科技发展有限公司昌平信息咨询分公司
5.	Beijing RYB Children Education Technology Development Co., Ltd. Fengtai Information Consulting Branch 北京红黄蓝儿童教育科技发展有限公司丰台信息咨询分公司
6.	Beijing RYB Children Education Technology Development Co., Ltd. Shenzhen Branch 北京红黄蓝儿童教育科技发展有限公司深圳分公司
7.	Beijing Century Jiahua International Education Technology Co., Ltd. 北京百年嘉华国际教育科技有限公司
8.	Beijing Aizhudou Culture Development Co., Ltd. 北京爱竹兜文化发展有限公司
9.	Beijing RYB Children Education Technology Development Co., Ltd. 北京红黄蓝科技发展有限公司
10.	Beijing RYB Children Education Technology Development Co., Ltd. Technology Branch 北京红黄蓝科技发展有限公司技术分公司
11.	Beijing RYB Children Education Technology Development Co., Ltd. Shijingshan Road Branch

北京红黄蓝科技发展有限公司石景山路分公司
12.	Beijing Weixuehui Management Consulting Co., Ltd. 北京微学汇管理咨询有限公司
13.	Beijing Qingtian Youpin E-Commerce Co., Ltd. 北京青田优品电子商务有限公司
14.	Shanghai Qingmi Network Technology Co., Ltd. 上海青蜜网络科技有限公司
15.	Shanghai RYB Education Technology Co., Ltd. 上海红黄蓝教育科技有限公司
16.	Shenzhen RYB Children Education Technology Co., Ltd. 深圳红黄蓝儿童教育科技有限公司
17.	Shenzhen RYB Children Education Technology Co., Ltd. Xinghe Era Branch 深圳红黄蓝儿童教育科技有限公司星河时代分公司
18.	Guangzhou Three Primary Colors Education Technology Development Co., Ltd. 广州三原色教育科技发展有限公司
19.	Qingdao RYB Education Technology Co., Ltd. 青岛红黄蓝教育科技有限公司
20.	Liaoning Colorful Life Education Consulting Co., Ltd. 辽宁多彩人生教育咨询有限公司
21.	Chongqing RYB Leyuan Fine Arts Training Co., Ltd. 重庆红黄蓝乐苑美术培训有限公司
22.	Xiamen RYB Jiamei Children Education Technology Co., Ltd. 厦门红黄蓝佳美儿童教育科技有限公司
23.	Hunan RYB Education Development Co., Ltd. 湖南红黄蓝教育发展有限公司
24.	Hunan RYB Education Development Co., Ltd. Dongjun Branch 湖南红黄蓝教育发展有限公司东郡分公司
25.	Hunan RYB Education Development Co., Ltd. Tianxin District Branch

湖南红黄蓝教育发展有限公司天心区分公司
26.	Guiyang RYB Education Development Co., Ltd. 贵阳红黄蓝教育发展有限公司
27.	Anhui RYB Education Development Co., Ltd. 安徽红黄蓝教育发展有限公司
28.	Changzhou RYB Children Education Technology Co., Ltd. 常州红黄蓝儿童教育科技有限公司
29.	Xuzhou RYB Children Education Technology Development Co., Ltd. 徐州红黄蓝儿童教育科技发展有限公司
30.	Changchun RYB Children Potential Development Co., Ltd. 长春红黄蓝儿童潜能开发有限公司
31.	Hainan RYB International Kindergarten Management Co., Ltd. 海南红黄蓝国际幼儿园管理有限公司
32.	Beijing Aizhijujiang Education Consulting Co., Ltd. 北京爱之巨匠教育咨询有限公司
33.	Hangzhou Dajiang East RYB Education Technology Development Co., Ltd. 杭州大江东红黄蓝教育科技发展有限公司
34.	Dalian RYB Children Education Technology Development Co., Ltd. 大连红黄蓝儿童教育科技发展有限公司
35.	Beijing Hongshan Youyou Education Technology Co., Ltd. 北京红杉优幼教育科技有限公司
36.	Shenyang RYB Education Technology Development Co., Ltd. 沈阳红黄蓝教育科技发展有限公司
37.	Guangzhou RYB Education Development Co., Ltd. 广州红黄蓝教育发展有限公司
38.	Zhoudou Investment (Beijing) Co., Ltd. 竹兜投资（北京）有限公司
39.	Xinjiang Xinlingyu Education Technology Co., Ltd. 新疆芯领育教育科技有限公司

40.	Tianjin Xinlingyu Education Technology Development Co., Ltd. 天津芯领育教育科技发展有限公司
41.	Beijing Xueerle Education Technology Co., Ltd.[1] 北京学而乐教育科技有限公司
42.	Beijing RYB Youer Technology Development Co., Ltd. 北京红黄蓝优儿科技发展有限公司
43.	Beijing RYB Youer Technology Development Co., Ltd. Shuangjing Branch 北京红黄蓝优儿科技发展有限公司双井分公司
44.	Beijing RYB Youer Technology Development Co., Ltd. Beiyuan Branch 北京红黄蓝优儿科技发展有限公司北苑分公司
45.	Beijing RYB Youer Jinhua Technology Development Co., Ltd. 北京红黄蓝优儿金华科技发展有限公司
46.	Hefei RYB Children Education Technology Development Co., Ltd. 合肥红黄蓝儿童教育科技发展有限公司

1  Deng Yanling, Cao Anya and Zhouqiao hold 100% equity of Beijing Xueerle Education Technology Co., Ltd. as the nominee shareholders all for the interest of Beijing RYB according to the delegation agreement among the parties.

Appendix II

PRC RYB Kindergartens

No.	PRC RYB Kindergartens
1.	Beijing Development RYB Bilingual Kindergarten 北京开发红黄蓝双语幼儿园
2.	Beijing Development RYB Bilingual Kindergarten — Teaching Spot 北京开发红黄蓝双语幼儿园-教学点
3.	Beijing Changping District Huilongguan RYB Kindergarten 北京市昌平区回龙观红黄蓝幼儿园
4.	Beijing Chaoyang District RYB Xintiandi Kindergarten 北京市朝阳区红黄蓝新天地幼儿园
5.	Beijing Chaoyang District RYB Hepingli Kindergarten 北京市朝阳区红黄蓝和平里幼儿园
6.	Beijing Chaoyang District RYB Dongba Kindergarten 北京市朝阳区红黄蓝东坝幼儿园
7.	Beijing Haidian District RYB Multi-Dimension Intelligence Experimental Kindergarten 北京市海淀区红黄蓝多元智能实验幼儿园
8.	Beijing Chaoyang District Jinsong RYB Kindergarten 北京市朝阳区劲松红黄蓝幼儿园
9.	Beijing Chaoyang District RYB Zhuhuanian Kindergarten 北京市朝阳区红黄蓝筑华年幼儿园
10.	Beijing Haidian District RYB Yidongyuan Kindergarten 北京市海淀区红黄蓝颐东苑幼儿园
11.	Beijing Fangshan District RYB Changyang Peninsula Kindergarten 北京市房山区红黄蓝长阳半岛幼儿园
12.	Beijing Daxing District RYB Kindergarten 北京市大兴区红黄蓝幼儿园
13.	Beijing Daxing District RYB Hongmulin Kindergarten

No.	PRC RYB Kindergartens
北京市大兴区红黄蓝红木林幼儿园
14.	Beijing Xicheng District RYB Kindergarten 北京市西城区红黄蓝幼儿园
15.	Beijing Mentougou District RYB Yongsheng Jiayuan Kindergarten 北京市门头沟区红黄蓝永升嘉园幼儿园
16.	Dalian Jinzhou New District RYB Hongxinghai Kindergarten 大连金州新区红黄蓝红星海幼儿园
17.	Guangzhou Yuexiu District RYB Donghai Jiayuan Kindergarten 广州市越秀区红黄蓝东海嘉园幼儿园
18.	Shenzhen Futian District RYB Tian’an Golf Longyuan Kindergarten 深圳市福田区红黄蓝天安高尔夫珑园幼儿园
19.	Guiyang Guanshanhu District RYB Jinyuan Kindergarten 贵阳市观山湖区红黄蓝金源幼儿园
20.	Jinan Licheng District RYB Wanxiang Xintian Kindergarten 济南市历城区红黄蓝万象新天幼儿园
21.	Chongqing Liangjiang New District RYB Zhonghuafang Kindergarten 重庆两江新区红黄蓝中华坊幼儿园
22.	Tangshan Lunan Disctrict RYB Vanke Hongjun Kindergarten 唐山市路南区红黄蓝万科红郡幼儿园
23.	Tangshan Lubei District RYB Wutong Road Kindergarten 唐山市路北区红黄蓝梧桐大道幼儿园
24.	Nanjing Jiangning District RYB Fuli Kindergarten 南京市江宁区红黄蓝富力幼儿园
25.	Wuhan Hongshan District RYB Kindergarten 武汉市洪山区红黄蓝幼儿园
26.	Wuhan Wuchang District RYB Kindergarten 武汉市武昌区红黄蓝幼儿园

No.	PRC RYB Kindergartens
27.	Ha’erbin Shinangang District Songjiang New City RYB Kindergarten 哈尔滨市南岗区松江新城红黄蓝幼儿园
28.	Shenyang Jiangbei New Disctrict RYB Renjie Shui’an Kindergarten 沈阳市沈北新区红黄蓝人杰水岸幼儿园
29.	Beijing Chaoyang District RYB Kindergarten 北京市朝阳区红黄蓝幼儿园
30.	Beijing Shunyi District RYB City Garden Kindergarten 北京市顺义区红黄蓝城市花园幼儿园
31.	Guangzhou Liwan District RYB Tangning Garden Kindergarten 广州市荔湾区红黄蓝唐宁花园幼儿园
32.	Beijing Chaoyang Disctrict Century Jiahua Kindergarten 北京市朝阳区百年嘉华幼儿园
33.	Hefei Faneng Sunshine Beach Kindergarten 合肥发能·太阳海岸幼儿园
34.	Shenzhen South Mountain District Xinhe RYB Kindergarten 深圳市南山区信和红黄蓝幼儿园
35.	Guiyang Wudang District RYB Baoli Spring Kindergarten 贵阳市乌当区红黄蓝保利温泉幼儿园
36.	Changsha Kaifu District RYB Kindergarten 长沙市开福区红黄蓝幼儿园
37.	Changsha Kaifu District Vanke City RYB Kindergarten 长沙市开福区万科城红黄蓝幼儿园
38.	Changsha Yuhua District RYB Kindergarten 长沙雨花区红黄蓝幼儿园
39.	Chongqing North Bank District RYB Zhaoshang Jiangwan City Kindergarten 重庆江北红黄蓝招商江湾城幼儿园
40.	Chongqing Shapingba District RYB Jinyue City Kindergarten

No.	PRC RYB Kindergartens
重庆市沙坪坝区红黄蓝金悦城幼儿园
41.	Chongqing Liangjiang New District RYB Zhaoshang Garden City Kindergarten 重庆两江新区红黄蓝招商花园城幼儿园
42.	Chongqing North Bank RYB Huarun Central Park Kindergarten 重庆江北红黄蓝华润中央公园幼儿园
43.	Chongqing Shaping District University RYB No. 1 Kindergarten 重庆市沙坪坝区大学城红黄蓝第一幼儿园
44.	Qingdao Shinan District RYB Kindergarten 青岛市市南区红黄蓝幼儿园
45.	Dalian Jinpuxin District RYB Yuanyang Era City Kindergarten 大连金普新区红黄蓝远洋时代城幼儿园
46.	Hainan RYB Eco Kindergarten 海南红黄蓝生态幼儿园
47.	Shenyang Tiexi District RYB Rongsheng Kindergarten 沈阳市铁西区红黄蓝荣盛幼儿园
48.	Shenyang Hunnan District RYB Shouchuang International City Kindergarten 沈阳市浑南区红黄蓝首创国际城幼儿园
49.	Shenyang Dadong District RYB Jindi Boyue Kindergarten 沈阳市大东区红黄蓝金地铂悦幼儿园
50.	Jinan Licheng District Wangsheren Street RYB Kindergarten 济南市历城区王舍人街道红黄蓝幼儿园
51.	Changsha Wangcheng District RYB Kindergarten 长沙市望城区红黄蓝幼儿园
52.	Chongqing Jiulongpo District Sunshine Town RYB Kindergarten 重庆市九龙坡区阳光小镇红黄蓝幼儿园
53.	Chongqing Banan District JinyuanYufu RYB Kindergarten

No.	PRC RYB Kindergartens
重庆市巴南区金源御府红黄蓝幼儿园
54.	Qingdao Laoshan District RYB Central Kindergarten 青岛市崂山区红黄蓝中心幼儿园
55.	Qingdao Shibei District RYB Vanke City Kindergarten 青岛市市北区红黄蓝万科城幼儿园
56.	Xuzhou Yunlong District Pioneer Kindergarten 徐州市云龙区红黄蓝先锋幼儿园
57.	Zhangjiajie Yongding District Moon Bay RYB Kindergarten 张家界市永定区月亮湾红黄蓝幼儿园
58.	Changchun Chaoyang District RYB Fuyuan Huacheng Kindergarten 长春市朝阳区红黄蓝富苑华城幼儿园
59.	Beijing Fengtai District Multi-Dimension Intelligence Experimental Kindergarten 北京市丰台区红黄蓝多元智能实验幼儿园
60.	Tianjin Jinnan District RYB Fuli Taoyuan Kindergarten 天津市津南区红黄蓝富力桃园幼儿园
61.	Changzhou Tianning District Beihuan Nancun RYB Kindergarten 常州市天宁区北环南村红黄蓝幼儿园
62.	Changzhou Wujin District RYB New City Villa Kindergarten 常州市武进区红黄蓝新城公馆幼儿园
63.	Xiamen Jimei District RYB Kindergarten 厦门市集美区红黄蓝幼儿园
64.	Changzhou Tianning District Huarun International RYB Kindergarten 常州市天宁区华润国际红黄蓝幼儿园
65.	Qingdao Laoshan District RYB Shanshui Famous Garden Kindergarten 青岛市崂山区红黄蓝山水名园幼儿园
66.	Beijing Chaoyang District RYB Zhongcanyuan Kindergarten

No.	PRC RYB Kindergartens
北京市朝阳区红黄蓝中灿苑幼儿园
67.	Guangzhou Liwan District RYB Zhongtie International City Kindergarten 广州市荔湾区红黄蓝中铁国际城幼儿园
68.	Zhuzhou Tianyuan District RYB Kindergarten 株洲市天元区红黄蓝幼儿园
69.	Ningbo North Bank RYB Kindergarten 宁波市江北区红黄蓝幼儿园
70.	Chongqing South Bank Yuneng International RYB Kindergarten 重庆南岸渝能国际红黄蓝幼儿园
71.	Xiamen Siming District RYB Kindergarten 厦门市思明区红黄蓝幼儿园
72.	Changsha Tianxin District RYB Kindergarten 长沙市天心区红黄蓝幼儿园